Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated December 14, 2011, relating to the consolidated financial statements of ESSA Bancorp, Inc., appearing in the Annual Report on Form 10-K of ESSA Bancorp, Inc.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Wexford, Pennsylvania

March 29, 2012

S.R. Snodgrass, A.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345